EXHIBIT 4.105

ALTALINK, L.P.
CAPITAL MARKETS PLATFORM

SEVENTEENTH

SUPPLEMENTAL

INDENTURE

SERIES SEVENTEENTH SUPPLEMENTAL
INDENTURE

Dated as of May 22, 2013

CAL01-#1331008-v3-Seventeenth_Supplemental_Indenture

ALTALINK, L.P.
SERIES SEVENTEENTH SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE dated as of the 22nd day of May, 2013

BETWEEN:

ALTALINK MANAGEMENT LTD., as general partner of AltaLink, L.P. a limited partnership created pursuant to the laws of the Province of Alberta,

(hereinafter called the "Issuer")

- and -

ALTALINK MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta,

(hereinafter called the "General Partner")

OF THE FIRST PART

- and -

BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(hereinafter called the "Trustee")

OF THE SECOND PART

WHEREAS:

(A)
by an amended and restated master trust indenture dated as of April 28, 2003 between the Issuer, the General Partner and the Trustee (the "Master Indenture") provision was made for the issuance and securing of Bonds of the Issuer in one or more Series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions therein provided;

(B)	the Issuer has issued twenty supplemental indentures pursuant to the Master Indenture;

(C)
the Issuer has duly authorized the creation and issue of Obligation Bonds, in the form of unsecured negotiable promissory notes or other commercial paper, maturing not more than 364 days from the date of issue that (a) are not convertible or exchangeable into or accompanied by a right to purchase another security, and (b) have an approved rating from an approved credit rating organization (the ''Notes"), pursuant to the provisions of the Master Indenture and this Supplemental Indenture;

(D)	the Issuer wishes to apply the net proceeds of the issue of Notes in accordance with the terms of Section 2.6 hereof;

(E)
this supplemental indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Notes and to establish the terms, provisions and conditions thereof;

(F)	this supplemental indenture is hereinafter sometimes referred to as the "Seventeenth Supplemental Indenture"; and

(G)	the foregoing recitals are made as representations and statements of fact by the Issuer and not the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained and the sum of Ten Dollars ($10.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Interpretation

This Seventeenth Supplemental Indenture is supplemental to the Master Indenture and shall be read in conjunction therewith. Except only insofar as the Master Indenture may be inconsistent with the express provisions of this Seventeenth Supplemental Indenture, in which case the terms of this Seventeenth Supplemental Indenture shall govern and supersede those contained in the Master Indenture only to the extent of such inconsistency, this Seventeenth Supplemental Indenture shall henceforth have effect so far as practicable as if all of the provisions of the Master Indenture and this Seventeenth Supplemental Indenture were contained in one instrument. The expressions used in this Seventeenth Supplemental Indenture and in the Notes which are defined in the Master Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture. Unless otherwise stated, any reference in this Seventeenth Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this Seventeenth Supplemental Indenture.

1.2    Definitions

For purposes of this Seventeenth Supplemental Indenture and the Recitals hereof, except as otherwise expressly provided or unless the context otherwise provides the following words and phrases shall have the following meanings:

"Article", "Section", "Subsection" and ''paragraph" followed by a number means and refers to the specified Article, Section, Subsection or paragraph of this Seventeenth Supplemental Indenture unless otherwise expressly stated.

"Beneficial Owner" means any person holding a beneficial interest in a Note.

"CDS'' means the Canadian Depository for Securities Limited and its successors in interest.

"Certificated Notes" has the meaning specified in Subsection 2.3.

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"Global Note" has the meaning specified in Subsection 2.3.

"Holder'' means the Person in whose name a Note shall be registered.

"Notes" has the meaning specified in Recital (C) above.

"Master Indenture" has the meaning specified in Recital (A) above.

"Information Memorandum" has the meaning specified in Subsection 2.1.

"Specified Currency" means the currency specified in a Note for issuance thereof and for payment of principal, premium, if any, and/or interest, and if no such currency is specified, Canadian dollars.

ARTICLE 2
SHORT-TERM NOTES

2.1    Issue of the Notes

The Issuer hereby creates and authorizes for immediate issue a Series of Bonds pursuant to the Master Indenture and this Seventeenth Supplemental Indenture to be designated as "Short-Term Notes" which shall be limited to an aggregate amount of $750,000,000 in lawful money of Canada. The aggregate amount of the Notes shall be calculated, on the basis of the principal amount of such Notes issued, and in the case of non-interest bearing Notes, on the basis of the gross proceeds received by the Issuer. The Notes shall be issued from time to time in one or more series or issues pursuant to the Issuer's information memorandum dated as of
May 22, 2013 or any memorandum filed with the securities regulatory authorities in replacement thereof (the "Information Memorandum").

2.2    Terms of the Notes

The Notes shall have the following terms and conditions:

(a)
Date and Interest. Each Note shall be dated as of the date of issue and shall bear interest, if any, from the date of issue at the rate (either fixed or floating) determined by the Issuer at the time of issue. Interest, if any, shall be payable on the dates determined by the Issuer at the time of issue.

(b)	Maturity. Each Note shall mature on the date determined by the Issuer at the time of issue, which date shall not be more than 364 days from the date of issue.

(c)	Currency. Each Note shall be issued and payable in such currency as is determined by the Issuer at the time of issue.

(d)
Denominations. The Notes shall be issued in denominations of $1,000 or more in Canadian currency or the equivalent thereof in other currencies at the time of issue or in such other denominations as are determined by the Issuer at the time of issue.

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2.3    Form of the Notes

The Notes shall be issued from time to time in fully registered form and each series or issue of Notes shall be issued in the form of a global note (a "Global Note") except in the circumstances set forth in Section 3.2 or unless the Issuer determines to issue such Notes in definitive form at the time of issue, in which case Notes will be issued in the form of definitive certificates (the "Certificated Notes") and in either case: (i) shall specify the applicable date of issue, rate of interest, date or dates on which interest shall be payable, maturity date, currency in which the Note is to be issued and in which interest, premium (if any) and principal shall be paid, and denomination; (ii) shall specify such other provisions as are to govern the Note, provided that they shall be consistent with those provisions set out in the Information Memorandum; and (iii) shall be substantially in the form set out in Schedule A attached hereto, in all cases with such appropriate additions and variations as shall be required and as are consistent with the provisions set out in the Information Memorandum and shall bear such distinguishing letters and numbers as the Trustee shall approve, or in such other form or forms as may, from time to time, be approved by the Issuer. Beneficial interests in a Global Note shall be represented through book-entry accounts, to be established and maintained by CDS for financial institutions acting on behalf of Beneficial Owners as direct and indirect participants in CDS. Global Notes and Certificated Notes shall be payable as to principal and interest thereon at the principal office in Toronto of the Paying Agent.

2.4    Global Legends Certification

As required by Section 3.4 of the Master Indenture, the Global Bond legend on any Global Note shall be as set out on the forms of Global Notes attached hereto as Schedule A and the Trustee's certificate of authentication shall be in the form annexed to those Schedules. The Global Notes shall not be lithographed or printed with steel engraved borders but shall be typewritten.

2.5    Obligation Bonds

The Notes shall be Obligation Bonds.

2.6    Purposes of the Notes

The proceeds of the issue of the Notes shall be utilized by the Issuer for general corporate purposes.

2.7    Unsecured

The Notes are unsecured.

ARTICLE 3
CERTIFICATED NOTES

3.1    Limitation on Certificated Notes

Except in the circumstances referred to in Section 2.3, owners of beneficial interests in any Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive physical delivery of Notes and shall not be considered registered holders of Notes under this Seventeenth Supplemental Indenture or for the purposes of the Master Indenture. Neither

CAL01: 1331008: v3

the Issuer nor the Trustee shall have any responsibility or liability for maintaining, supervising or reviewing any records of CDS relating to beneficial interests in any Notes or for any aspect of the records of CDS relating to payments made by CDS on account of such beneficial interests.

3.2    Certificated Notes

A Global Note is exchangeable, in whole but not in part, for Certificated Notes registered in the name of a Person other than CDS or its nominee if: (i) CDS notifies the Issuer that it is unwilling or unable to continue as depository of that Global Note or ceases to be a recognized clearing agency under the Securities Act (Alberta) or other applicable Canadian securities legislation and a successor depository is not appointed by the Issuer within ninety (90) days after receiving such notice or becoming aware that CDS is no longer so recognized, or (ii) there shall occur and be continuing an Event of Default, or (iii) the Issuer in its sole discretion determines to issue Certificated Notes in definitive form in exchange for a Global Note.

3.3    Cancellation of a Global Note

Upon the exchange of a Global Note for Certificated Notes, the Trustee shall receive and cancel the Global Note, shall reduce to nil the holdings of CDS on the register for the Notes represented by that Global Note, and shall authenticate Certificated Notes in an aggregate principal amount equal to and in exchange for the CDS participants' beneficial interests in that Global Note as of the Record Date for such exchange, as directed in writing by CDS. On or after any such exchange, but only to the extent reasonably practicable in the circumstances, the Trustee shall make all payments in respect of such Certificated Notes to the registered holders thereof, notwithstanding such exchange occurred after the Record Date for any payment and prior to such payment date.

ARTICLE 4
OTHER MATTERS RELATING TO THE NOTES

4.1    No Notice of Trusts or Equities

Neither the Issuer nor the Trustee nor any of their respective officers or employees shall be bound to see to the execution of any trust affecting the ownership of any Note or be affected by notice of any equity that may be subsisting in respect thereof.

4.2    Paying Agent

The Paying Agent for the Notes shall be the Trustee at its principal office in Toronto.

ARTICLE 5
REDEMPTION

5.1    Applicable Provisions

Save as set out in this Article 5 to the contrary, the redemption of any Notes under this Seventeenth Supplemental Indenture shall be conducted in accordance with Sections 3.16 to 3.22 of the Master Indenture.

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ARTICLE 6
CONFIRMATION OF PRINCIPAL INDENTURE

6.1    Confirmation of Master Indenture

The Master Indenture, as supplemented by this Seventeenth Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 7
TAX COVENANTS

7.1    Withholding Tax

If the Issuer is required to make any payment to any Governmental Authority in connection with or due to the application of any withholding tax or similar tax or rate to any payment made or due to be made pursuant to this Indenture (the "Required Amount") then the Issuer:

(a)
shall consult with the Trustee in order to determine the beneficial ownership of the Notes for the purpose of determining the appropriate rate of withholding, including the availability of any reduction in withholding pursuant to an applicable tax treaty;

(b)	shall deduct and withhold the Required Amount from payments made or due under this Indenture;

(c)	shall remit the Required Amount to the relevant Governmental Authority within the time required by applicable law;

(d)
shall promptly forward to a Holder or the Trustee on behalf of a Holder a certified copy of the official receipt or other documentation satisfactory to the Trustee evidencing the payment of the Required Amount to such Governmental Authority; and

(e)
shall not be responsible to increase or "gross up" any payment to any Holder or to the Trustee on behalf of any Holder and shall be entitled to reduce the amount of each such payment by the Required Amount and the payment made to any Holder or Trustee on behalf of any Holder shall be deemed to have been made in full.

ARTICLE 8
FOR BENEFIT OF THE NOTES

8.1    Benefit of Master Indenture

The Issuer and the Trustee confirm that all of the provisions of this Seventeenth Supplemental Indenture are for the benefit of the Holders of the Notes so long as any such Notes remain outstanding.

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ARTICLE 9
ACCEPTANCE OF TRUST BY TRUSTEE

9.1    Acceptance of Trust

The Trustee hereby accepts the trusts in this Seventeenth Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

ARTICLE 10
EXECUTION

10.1    Counterparts

This Seventeenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

10.2    Formal Date

For purposes of convenience, this Seventeenth Supplemental Indenture may be referred to as bearing a formal date of May 22, 2013 irrespective of the actual date of the execution thereof.

10.3    Acknowledgement

The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

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10.4    Governing Law

This Seventeenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have duly executed this Seventeenth Supplemental Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.
By:	/s/ Joseph W. Bronneberg
Name: Joseph W. Bronneberg

Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore

Title: Vice President, Treasurer

I/We have authority to bind the Issuer ALTALINK MANAGEMENT LTD.
By:	/s/ Joseph W. Bronneberg
Name: Joseph W. Bronneberg

Title: Executive Vice President & Chief Financial Officer

By:	/s/ Christopher J. Lomore
Name: Christopher J. Lomore

Title: Vice President, Treasurer

BNY TRUST COMPANY OF CANADA
By:
Name:

Title:

CAL01: 1331008: v3

SCHEDULE A

Book-Entry Only Form/Par inscription comptable

Discount / Interest Bearing
À escompte/portant intérêt

ALTALINK

PROMISSORY NOTE
BILLET

Issue Date
Date d'émission

Due Date
Date d'échéance

THIS IS A DEPOSITORY NOTE SUBJECT TO THE *DEPOSITORY BILLS AND NOTES ACT* (CANADA).
BILLET DE DÉPÔT ASSUJETTI À LA *LOI SUR LES LETTRES ET LES BILLETS DE DÉPÔT* (CANADA).

AltaLink, L.P., for value received, hereby promises to pay to or to the order of
AltaLink, L.P., contre valeur reçue, promet par les présentes de payer à ou à l'ordre de

CDS & CO.

on the Due Date, in lawful money of the sum of
à la date d'échéance, en monnaie légale la somme de

DOLLARS ($)

with interest thereon at the rate of % per annum from the Issue Date to the Due Date avec intérêt au taux de % par année à compter de la date d'émission jusqu'à la date d'échéance on presentation and surrender of this Promissory Note to the main branch of sur présentation et remise du présent billet à la succursale principale de

The Bank of Nova Scotia in the City of
La Banque de Nouvelle-Écosse dans la ville de

ALTALINK, L.P., by its general partner
par son commandité,
ALTALINK MANAGEMENT LTD.

Per/Par:

Vice President, Treasurer
Vice-président, trésorier

Per/Par:

Executive Vice President and Chief Financial Officer
Vice-président directeur et chef des finances

This Promissory Note is to be interpreted by and governed exclusively in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
Le présent billet sera interprété et régi exclusivement en conformité avec les lois de l'Alberta, ainsi que les lois du Canada s'appliquant dans cette province.

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BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO ANY U.S. PERSON (AS EACH SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT). THIS NOTE WILL NOT BE SOLD OUTSIDE OF CANADA OR TO ANY PERSON WHO IS A NON-RESIDENT OF CANADA (AS SUCH TERM IS DEFINED UNDER THE *INCOME TAX ACT* (CANADA)). BY ACCEPTING THIS NOTE, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A NON-RESIDENT OF CANADA (AS SUCH TERM IS DEFINED UNDER THE *INCOME TAX ACT* (CANADA)).

IF AT THE TIME OF PAYMENT, THE HOLDER OF THIS NOTE IS A NON-RESIDENT OF CANADA, ALTALINK, L.P. MAY WITHHOLD FROM THE PAYMENT ANY AMOUNT REQUIRED TO BE DEDUCTED OR WITHHELD ON ACCOUNT OF CANADIAN NON-RESIDENT INCOME TAX ON SUCH PAYMENT AND IF IT DOES SO, ALTALINK, L.P. WILL FORTHWITH REMIT THE AMOUNTS WITHHELD TO THE APPROPRIATE TAXING AUTHORITIES ON BEHALF OF THE HOLDER. PAYMENTS OF PRINCIPAL AND INTEREST ON THE NOTES WILL NOT BE INCREASED TO TAKE INTO ACCOUNT CANADIAN WITHHOLDING TAX PAYABLE IN RESPECT OF INTEREST OR AMOUNTS DEEMED TO BE INTEREST ON THE NOTES.

PAR SON ACCEPTATION DE LA PRÉSENTE OBLIGATION, LE PORTEUR DÉCLARE ET GARANTIT NE PAS AGIR POUR UNE PERSONNE DES ÉTATS-UNIS OU AU NOM D'UNE TELLE PERSONNE.

LE PRÉSENT BILLET N'A PAS ÉTÉ ET NE SERA PAS INSCRIT EN VERTU DE LA LOI AMÉRICAINE INTITULÉE SECURITIES ACT OF 1933 (LA « LOI DE 1933 »). NI LE PRÉSENT BILLET NI AUCUNE PARTIE DE CELUI-CI NE PEUT ÊTRE OFFERT OU VENDU AUX ÉTATS-UNIS OU À UNE PERSONNE DES ÉTATS-UNIS (SELON LA DÉFINITION DE L'EXPRESSION U.S. PERSON DANS LE RÈGLEMENT S PRIS EN VERTU DE LA LOI DE 1933). LE PRÉSENT BILLET NE SERA PAS VENDU À L'EXTÉRIEUR DU CANADA NI À UNE PERSONNE QUI EST UN NON-RÉSIDENT DU CANADA (SELON LA DÉFINITION DE « NON-RÉSIDENT » DANS LA LOI DE L'IMPÔT SUR LE REVENU (CANADA)). PAR SON ACCEPTATION DU PRÉSENT BILLET, LE PORTEUR DÉCLARE ET GARANTIT NE PAS ÊTRE UN NON-RÉSIDENT DU CANADA (SELON LA DÉFINITION DE « NON-RÉSIDENT » DANS LA LOI DE L'IMPÔT SUR LE REVENU (CANADA)).

SI AU MOMENT DU PAIEMENT, LE PORTEUR DU PRÉSENT BILLET EST UN NON-RÉSIDENT DU CANADA, ALTALINK, L.P. PEUT RETENIR SUR LE PAIEMENT TOUT MONTANT DEVANT ÊTRE DÉDUIT OU RETENU AU TITRE DES IMPÔTS SUR LE REVENU DES NON-RÉSIDENTS DU CANADA. SI ELLE EFFECTUE DE TELLES RETENUES, ALTALINK, L.P. REMETTRA IMMÉDIATEMENT LES MONTANTS RETENUS AUX AUTORITÉS FISCALES PERTINENTES AU NOM DU PORTEUR. LES PAIEMENTS DE CAPITAL ET D'INTÉRÊT SUR LES BILLETS NE SERONT PAS MAJORÉS POUR TENIR COMPTE DES RETENUES FISCALES CANADIENNES PAYABLES À L'ÉGARD DE L'INTÉRÊT OU DES MONTANTS RÉPUTÉS ÊTRE DE L'INTÉRÊT SUR LES BILLETS.

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Certificated Form/Avec certificat

Discount / Interest Bearing
À escompte/portant intérêt

ALTALINK

PROMISSORY NOTE
BILLET

Issue Date
Date d'émission

Due Date
Date d'échéance

AltaLink, L.P., for value received, hereby promises to pay to or to the order of
AltaLink, L.P., contre valeur reçue, promet par les présentes de payer à ou à l'ordre de on the Due Date, in lawful money of — the sum of
à la date d'échéance, en monnaie légale — la somme de

DOLLARS ($)

with interest thereon at the rate of — % per annum from the Issue Date to the Due Date avec intérêt au taux de — % par année à compter de la date d'émission jusqu'à la date d'échéance on presentation and surrender of this Promissory Note to the main branch of sur présentation et remise du présent billet à la succursale principale de

The Bank of Nova Scotia in the City of
La Banque de Nouvelle-Écosse dans la ville de

Authenticated by/Authentifié par

THE BANK OF NOVA SCOTIA
LA BANQUE DE NOUVELLE-ÉCOSSE

By/Par ______________________
Authorized Signing Officer
Signataire autorisé

ALTALINK, L.P., by its general partner
par son commandité
ALTALINK MANAGEMENT LTD.

Per/Par
Vice President, Treasurer
Vice-président, trésorier

Per/Par
Executive Vice President and Chief Financial Officer
Vice-président directeur et chef des finances

This Promissory Note becomes valid only when manually authenticated by the authorized issuing agent.
Le présent billet ne deviendra valide que lorsqu'il aura été authentifié ou contresigné manuellement par l'agent émetteur autorisé.

This Promissory Note is to be interpreted by and governed exclusively in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
Le présent billet sera interprété et régi exclusivement en conformité avec les lois de l'Alberta, ainsi que les lois du Canada s'appliquent dans cette province.

16860_CBN_ALTALINK_US_REV4 | Black 192 293 | 10-MAY-13 17:56:21

BY ACCEPTING THIS OBLIGATION THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO ANY U.S. PERSON (AS EACH SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT). THIS NOTE WILL NOT BE SOLD OUTSIDE OF CANADA OR TO ANY PERSON WHO IS A NON-RESIDENT OF CANADA (AS SUCH TERM IS DEFINED UNDER THE *INCOME TAX ACT* (CANADA)). BY ACCEPTING THIS NOTE, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A NON-RESIDENT OF CANADA (AS SUCH TERM IS DEFINED UNDER THE *INCOME TAX ACT* (CANADA)).

IF AT THE TIME OF PAYMENT, THE HOLDER OF THIS NOTE IS A NON-RESIDENT OF CANADA, ALTALINK, L.P. MAY WITHHOLD FROM THE PAYMENT ANY AMOUNT REQUIRED TO BE DEDUCTED OR WITHHELD ON ACCOUNT OF CANADIAN NON-RESIDENT INCOME TAX ON SUCH PAYMENT AND IF IT DOES SO, ALTALINK, L.P. WILL FORTHWITH REMIT THE AMOUNTS WITHHELD TO THE APPROPRIATE TAXING AUTHORITIES ON BEHALF OF THE HOLDER. PAYMENTS OF PRINCIPAL AND INTEREST ON THE NOTES WILL NOT BE INCREASED TO TAKE INTO ACCOUNT CANADIAN WITHHOLDING TAX PAYABLE IN RESPECT OF INTEREST OR AMOUNTS DEEMED TO BE INTEREST ON THE NOTES.

PAR SON ACCEPTATION DE LA PRÉSENTE OBLIGATION, LE PORTEUR DÉCLARE ET GARANTIT NE PAS AGIR POUR UNE PERSONNE DES ÉTATS-UNIS OU AU NOM D'UNE TELLE PERSONNE.

LE PRÉSENT BILLET N'A PAS ÉTÉ ET NE SERA PAS INSCRIT EN VERTU DE LA LOI AMÉRICAINE INTITULÉE SECURITIES ACT OF 1933 (LA « LOI DE 1933 »). NI LE PRÉSENT BILLET NI AUCUNE PARTIE DE CELUI-CI NE PEUT ÊTRE OFFERT OU VENDU AUX ÉTATS-UNIS OU À UNE PERSONNE DES ÉTATS-UNIS (SELON LA DÉFINITION DE L'EXPRESSION U.S. PERSON DANS LE RÈGLEMENT S PRIS EN VERTU DE LA LOI DE 1933). LE PRÉSENT BILLET NE SERA PAS VENDU À L'EXTÉRIEUR DU CANADA NI À UNE PERSONNE QUI EST UN NON-RÉSIDENT DU CANADA (SELON LA DÉFINITION DE « NON-RÉSIDENT » DANS LA LOI DE L'IMPÔT SUR LE REVENU (CANADA)). PAR SON ACCEPTATION DU PRÉSENT BILLET, LE PORTEUR DÉCLARE ET GARANTIT NE PAS ÊTRE UN NON-RÉSIDENT DU CANADA (SELON LA DÉFINITION DE « NON-RÉSIDENT » DANS LA LOI DE L'IMPÔT SUR LE REVENU (CANADA)).

SI AU MOMENT DU PAIEMENT, LE PORTEUR DU PRÉSENT BILLET EST UN NON-RÉSIDENT DU CANADA, ALTALINK, L.P. PEUT RETENIR SUR LE PAIEMENT TOUT MONTANT DEVANT ÊTRE DÉDUIT OU RETENU AU TITRE DES IMPÔTS SUR LE REVENU DES NON-RÉSIDENTS DU CANADA. SI ELLE EFFECTUE DE TELLES RETENUES, ALTALINK, L.P. REMETTRA IMMÉDIATEMENT LES MONTANTS RETENUS AUX AUTORITÉS FISCALES PERTINENTES AU NOM DU PORTEUR. LES PAIEMENTS DE CAPITAL ET D'INTÉRÊT SUR LES BILLETS NE SERONT PAS MAJORÉS POUR TENIR COMPTE DES RETENUES FISCALES CANADIENNES PAYABLES À L'ÉGARD DE L'INTÉRÊT OU DES MONTANTS RÉPUTÉS ÊTRE DE L'INTÉRÊT SUR LES BILLETS.

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